                                                                     EXHIBIT 4.1

                             PREMIER GRAPHICS, INC.

                                   as Issuer

                                  $130,000,000

                         11 1/2% Senior Notes due 2005

                                _______________


                                   INDENTURE


                         Dated as of December 11, 1998


                                _______________

                    United States Trust Company of New York
                                   as Trustee


                ______________________________________________
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


                               TABLE OF CONTENTS
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                                                                                                                                Page

Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................                  1


     SECTION 1.1 Definitions.....................................................................................                  1

     SECTION 1.2 Other Definitions...............................................................................                 23

     SECTION 1.3 Incorporation By Reference of Trust Indenture Act...............................................                 24

     SECTION 1.4 Rules of Construction...........................................................................                 24


Article 2 THE NOTES..............................................................................................                 25


     SECTION 2.1 Form and Dating.................................................................................                 25

     SECTION 2.2 Execution and Authentication....................................................................                 27

     SECTION 2.3 Registrar and Paying Agent......................................................................                 28

     SECTION 2.4 Paying Agent to Hold Money in Trust.............................................................                 29

     SECTION 2.5 Holder Lists....................................................................................                 29

     SECTION 2.6 Transfer and Exchange...........................................................................                 29

     SECTION 2.7 Replacement of Notes............................................................................                 39

     SECTION 2.8 Outstanding Notes...............................................................................                 40

     SECTION 2.9 Treasury Notes..................................................................................                 40

     SECTION 2.10 Temporary Notes................................................................................                 40

     SECTION 2.11 Cancellation...................................................................................                 41

     SECTION 2.12 Payment of Interest; Interest Rights Preserved.................................................                 41

     SECTION 2.13 Computation of Interest........................................................................                 42

     SECTION 2.14 CUSIP Number...................................................................................                 42


Article 3 REDEMPTION AND PREPAYMENT..............................................................................                 42


     SECTION 3.1 Notices to Trustee..............................................................................                 42

     SECTION 3.2 Selection of Notes to be Redeemed...............................................................                 42

     SECTION 3.3 Notice of Redemption............................................................................                 43

     SECTION 3.4 Effect of Notice of Redemption..................................................................                 44

     SECTION 3.5 Deposit of Redemption Price.....................................................................                 44

     SECTION 3.6 Notes Redeemed in Part..........................................................................                 44

     SECTION 3.7 Optional Redemption.............................................................................                 45


Article 4 COVENANTS..............................................................................................                 45


     SECTION 4.1 Payment of Notes................................................................................                 45

     SECTION 4.2 Maintenance of Office or Agency.................................................................                 46

     SECTION 4.3 Corporate Existence.............................................................................                 46

     SECTION 4.4 Maintenance of Properties and Insurance.........................................................                 47

     SECTION 4.5 Compliance With Laws............................................................................                 47

     SECTION 4.6 Reports.........................................................................................                 47

     SECTION 4.7 Taxes and Other Claims..........................................................................                 48

     SECTION 4.8 Stay, Extension and Usury Laws..................................................................                 48

     SECTION 4.9 Change of Control...............................................................................                 49

     SECTION 4.10 Transactions With Affiliates...................................................................                 51

     SECTION 4.11 Limitation on Restricted Payments..............................................................                 51

     SECTION 4.12 Limitation on Indebtedness.....................................................................                 54


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

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     SECTION 4.13 Limitation on Subsidiary Indebtedness and Preferred Stock......................................                 54

     SECTION 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries..................                 55

     SECTION 4.15 Limitation on Asset Sales......................................................................                 56

     SECTION 4.16 Limitation on Sale and Lease-Back Transactions.................................................                 59

     SECTION 4.17 Limitation on Liens............................................................................                 59

     SECTION 4.18 Limitation on Guarantees by Subsidiaries.......................................................                 59

     SECTION 4.19 Unrestricted Subsidiaries......................................................................                 60

     SECTION 4.20 Limitations on Line of Business................................................................                 60

     SECTION 4.21 Compliance Certificate; Notice of Default or Event of Default..................................                 60

     SECTION 4.22 Prohibition on Company and Guarantors Becoming an Investment Company...........................                 61


Article 5 CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER...................................................                 62


     SECTION 5.1 Consolidation, Merger, Conveyance, Lease or Transfer............................................                 62

     SECTION 5.2 Successor Corporation Substituted...............................................................                 63


Article 6 DEFAULTS AND REMEDIES..................................................................................                 64


     SECTION 6.1 Events of Default...............................................................................                 64

     SECTION 6.2 Acceleration....................................................................................                 66

     SECTION 6.3 Other Remedies..................................................................................                 67

     SECTION 6.4 Waiver of Past Defaults.........................................................................                 67

     SECTION 6.5 Control By Majority.............................................................................                 68

     SECTION 6.6 Limitation on Suits.............................................................................                 68

     SECTION 6.7 Rights of Holders of Notes to Receive Payment...................................................                 68

     SECTION 6.8 Collection Suit by Trustee......................................................................                 69

     SECTION 6.9 Trustee May File Proofs of Claim................................................................                 69

     SECTION 6.10 Priorities.....................................................................................                 70

     SECTION 6.11 Undertaking For Costs..........................................................................                 70

     SECTION 6.12 Restoration of Rights and Remedies.............................................................                 70

     SECTION 6.13 Rights and Remedies Cumulative.................................................................                 71

     SECTION 6.14 Delay or Omission Not Waiver...................................................................                 71


Article 7 TRUSTEE................................................................................................                 71


     SECTION 7.1 Duties of Trustee...............................................................................                 71

     SECTION 7.2 Rights of Trustee...............................................................................                 72

     SECTION 7.3 Individual Rights of Trustee....................................................................                 74

     SECTION 7.4 Trustee's Disclaimer............................................................................                 74

     SECTION 7.5 Notice of Defaults..............................................................................                 74

     SECTION 7.6 Reports by Trustee to Holders of the Notes......................................................                 74

     SECTION 7.7 Compensation and Indemnity......................................................................                 75

     SECTION 7.8 Replacement of Trustee..........................................................................                 76

     SECTION 7.9 Successor Trustee by Merger, Etc................................................................                 77

     SECTION 7.10 Eligibility; Disqualification..................................................................                 77

     SECTION 7.11 Preferential Collection of Claims Against the Company..........................................                 78


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

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Article 8 SATISFACTION AND DISCHARGE.............................................................................                 78


     SECTION 8.1 Satisfaction and Discharge......................................................................                 78

     SECTION 8.2 Application of Trust Money......................................................................                 79

     SECTION 8.3 Repayment of the Company........................................................................                 79

     SECTION 8.4 Reinstatement...................................................................................                 79


Article 9 DEFEASANCE AND COVENANT DEFEASANCE.....................................................................                 80


     SECTION 9.1 Option to Effect Defeasance or Covenant Defeasance..............................................                 80

     SECTION 9.2 Defeasance and Discharge........................................................................                 80

     SECTION 9.3 Covenant Defeasance.............................................................................                 81

     SECTION 9.4 Conditions to Defeasance or Covenant Defeasance.................................................                 81

     SECTION 9.5 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous
      Provisions.................................................................................................                 83

     SECTION 9.6 Repayment to the Company........................................................................                 83

     SECTION 9.7 Reinstatement...................................................................................                 84


Article 10 AMENDMENT, SUPPLEMENT AND WAIVER......................................................................                 84


     SECTION 10.1 Without Consent of Holders of Notes............................................................                 84

     SECTION 10.2 With Consent of Holders of Notes...............................................................                 85

     SECTION 10.3 Effect of Supplemental Indentures..............................................................                 87

     SECTION 10.4 Compliance with Trust Indenture Act............................................................                 87

     SECTION 10.5 Revocation and Effect of Consents..............................................................                 87

     SECTION 10.6 Notation on or Exchange of Notes...............................................................                 87

     SECTION 10.7 Trustee to Sign Supplemental Indentures........................................................                 87

     SECTION 10.8 Payment for Consent............................................................................                 88


Article 11 MISCELLANEOUS.........................................................................................                 89


     SECTION 11.1 Trust Indenture Act Controls...................................................................                 89

     SECTION 11.2 Notices........................................................................................                 89

     SECTION 11.3 Communication By Holders of Notes With Other Holders of Notes..................................                 90

     SECTION 11.4 Certificate and Opinion as to Conditions Precedent.............................................                 90

     SECTION 11.5 Statements Required in a Certificate or Opinion................................................                 91

     SECTION 11.6 Acts of Holders................................................................................                 91

     SECTION 11.7 Rules by Trustee and Agents....................................................................                 93

     SECTION 11.8 No Personal Liability of Directors, Officers, Employees and Stockholders.......................                 93

     SECTION 11.9 Governing Law..................................................................................                 93

     SECTION 11.10 Agent for Service; Submission to Jurisdiction; Waiver of Immunities...........................                 93

     SECTION 11.11 No Adverse Interpretation of Other Agreements.................................................                 94

     SECTION 11.12 Successors....................................................................................                 94

     SECTION 11.13 Severability..................................................................................                 94

     SECTION 11.14 Counterpart Originals.........................................................................                 94

     SECTION 11.15 Table of Contents, Headings, Etc..............................................................                 95


Article 12 GUARANTEES............................................................................................                 95


     SECTION 12.1 Guarantors.....................................................................................                 95

     SECTION 12.2 Limitation on Liability........................................................................                 97

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     SECTION 12.3 Execution and Delivery of Guarantees...........................................................                 98

     SECTION 12.4 When A Guarantor May Merge, Etc................................................................                 98

     SECTION 12.5 No Waiver......................................................................................                 98

     SECTION 12.6 Modification...................................................................................                 99

     SECTION 12.7 Release of Guarantor...........................................................................                 99

     SECTION 12.8 Future Guarantors; Execution of Supplemental Indentures for Future Guarantors..................                 99


SCHEDULES

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     Schedule 1.1(a) ...........  Existing Investments

     Schedule 4.13   ...........  Existing Indebtedness and Preferred Stock of Subsidiaries

     Schedule A      ...........  Guarantors

EXHIBITS

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
Exhibit A    ...........  Form of Note

Exhibit B-1  ...........  Form of Certificate for Exchange or Registration of Transfer
                          from U.S. Global Note to Regulation S Global Note

Exhibit B-2  ...........  Form of Certificate for Exchange or Registration of Transfer
                          from Regulation S Global Note to U.S. Global Note

Exhibit B-3  ...........  Form of Certificate for Exchange or Registration of Transfer
                          of Certificated Notes

Exhibit B-4  ...........  Form of Certificate for Exchange or Registration of Transfer
                          from U.S. Global Note or Regulation S Permanent Global Note to
                          Certificated Note

Exhibit C    ...........  Form of Certificate From Acquiring Institutional Accredited
                          Investor

             INDENTURE, dated as of March 14, 1997, among Anvil Knitwear, Inc., a Delaware corporation ("Anvil"), Anvil Holdings, Inc., a Delaware corporation ("Holdings"), Cottontops, Inc., a Delaware corporation and the other Subsidiary Guarantors (as "Indenture", dated as of December 11, 1998, among Premier Graphics, Inc., a Delaware corporation (the "Company"), each of the guarantors listed on Schedule A hereto (each a "Guarantor" and, collectively, the "Guarantors"), and United States Trust Company of New York as trustee (the "Trustee").

                                    RECITALS

             The Company has duly authorized the creation and issuance of its 11 1/2% Senior Notes due 2005 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 11 1/2% Senior Notes due 2005 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

             All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and the Guarantors, in accordance with their respective terms, have been done.

             NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.1  Definitions.
             -----------

  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person.

  "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Property and other assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor.

  "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Agent" means any Registrar, Paying Agent or co-registrar.

  "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interest in a Global Note, the rules and procedures of the Depositary and the Trustee that apply to such transfer and exchange.

  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary in any other Person pursuant to which such Person becomes a Subsidiary, or is merged with or into the Company or any Subsidiary or (b) the acquisition by the Company or any Subsidiary of the assets of any Person (other than a Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company or a Subsidiary Guarantor, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or any Subsidiary Guarantor (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries, (B) a Restricted Payment or Restricted Investment permitted under
Section 4.11, (C) a Change of Control, (D) a consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries (determined on a consolidated basis) in compliance with the provisions of Article 5 described in Section 5.1 and (E) any transfer, conveyance, sale, lease or other disposition of Property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $250,000. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by
(ii) the sum of all such principal payments.

  "Board of Directors" of any Person means the Board of Directors of such Person, or any authorized committee of such Board of Directors.

  "Board Resolution" means a copy of a resolution certified by a Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

  "Borrowing Base" means, at any date of determination, an amount equal to 85% of the accounts receivable owned by the Company and its Subsidiaries that are not more than 90 days past due and 60% of the inventory of the Company and its Subsidiaries, each calculated on a consolidated basis in accordance with GAAP as shown on the last financial statements delivered to the Trustee pursuant to
Section 4.6.

  "Business Day" means any day other than a Legal Holiday.

  "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

  "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

  "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof or marketable securities that are converted into cash or cash equivalents within 30 days of an Asset Sale), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

  "Cedel" means Cedel Bank, societe anonyme (or any successor securities clearing agency).

  "Certificated Notes" means Notes that are substantially in the form of the Note attached hereto as Exhibit A that do not include the information or text called for by footnotes 1, 2 and 3 thereto.

  "Change of Control" means (i) at any time prior to any Public Equity Offering by the Company or Master Graphics of the Common Stock of the Company, Master Graphics ceases to be directly or indirectly, the beneficial owner of 100% of the Voting Stock of the Company; (ii) any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than Permitted Holders or Master Graphics becomes the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the outstanding Voting Stock of the Company; (iii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iv) the Company or Master Graphics, as the case may be, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company, or of Master Graphics and the Subsidiaries taken as a whole (or the Company and the Subsidiaries taken as a whole if the Company is no longer a subsidiary of Master Graphics), as applicable (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (v) the liquidation or dissolution of the Company; (vi) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors; or (vii) at any time prior to any Public Equity Offering by the Company or Master Graphics of the Common Stock of the Company, the first day on which a majority of the individuals who constitute the Board of Directors of Master Graphics are not Continuing Directors.

  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date of execution of this Indenture, such commission is not existing and performing the duties assigned to it under the Trust Indenture Act, the body performing such duties at such time.

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

  "Company" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and thereafter means such successor.

  "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (a) the aggregate amount of EBITDA of the Company and the Subsidiaries on a combined consolidated basis for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (b) the aggregate Consolidated Interest Expense of the Company and the Subsidiaries on a combined consolidated basis for such Determination Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to (i)(a) the incurrence of any Indebtedness of the Company or any of the Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and (b) any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring on or after the first day of the Determination Period and on or prior to the Transaction Date, in each case set forth in clauses (i)(a) and (b), as if such incurrence or repayment, as the case may be, (and the application of proceeds thereof) occurred on the first day of the Determination Period (except that Indebtedness under any revolving credit facility shall be deemed to be the average daily balance of such Indebtedness during such Determination Period) and (ii) any Asset Sales or Asset Acquisitions (including (x) any Person who becomes a Subsidiary as a result of any such Asset Acquisition and including any Asset Sale or Asset Acquisition during such Determination Period by any such Person determined as if such Person had been a Subsidiary at the time of such transaction; provided that all Indebtedness of the Company and any such Subsidiaries shall be deemed to have been incurred on the first day of the Determination Period and (y) the increase or decrease, as the case may be, in EBITDA directly attributable to such Asset Sale or Asset Acquisition, as the case may be) occurring on or after the first day of the Determination Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, as the case may be, (including the issuance, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Determination Period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith shall be determined in good faith by a responsible financial or accounting officer of the Company.

  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP (or in respect of the Company and the Subsidiaries, on a combined consolidated basis), including, without limitation, (x) net costs associated with Interest Swap Obligations (including any amortization of discounts), (y) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, and (z) all accrued interest and paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries and in the case of the Company, also to any Guarantor) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in
(A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis (or in the case of the Company, the Company and the Subsidiaries on a combined consolidated basis), determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication, (i) any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (or net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, and
(viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or net loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or net loss).

  "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

  "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company or Master Graphics, as the case be, and (ii) either (A) was a member of the Board of Directors of the Company or Master Graphics, as the case may be, on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company or Master Graphics, as the case may be, was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

  "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

  "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

  "Determination Period" has the meaning specified in clause (a) of the definition of "Consolidated Interest Coverage Ratio."

  "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense,
(ii) income tax expense, (iii) depreciation expense, (iv) amortization expense,
(v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (vi) any one-time write-off of non-recurring closing costs incurred in connection with any merger consummated after the Issue Date, and (vii) any other non-cash charges minus, to the extent reflected in such income statement, any noncash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

  "Euroclear" means the Euroclear System (or any successor securities clearing agency).

  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Exchange Global Note" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

  "Exchange Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

  "Exchange Offer" means the offer that may be made by the Company pursuant to the Registrations Rights Agreement to exchange Exchange Notes for Initial Notes.

  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

  "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company and, in the case of a determination including a Fair Market Value in excess of $1,000,000, shall be evidenced by a Board Resolution delivered to the Trustee.

  "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

  "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in the Indenture shall utilize GAAP in effect at the Issue Date.

  "Global Note" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Note, the U.S. Global Notes and the Exchange Global Notes.

  "Guarantee" means any guarantee of the Notes by any Guarantor in accordance with the provisions described in Article 12.

  "Guarantor" means the Initial Guarantors and each other future Subsidiary that is required to guarantee the Company's Obligations under the Notes and this Indenture as described in Section 4.18 and Article 12 and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's Obligations under the Notes and this Indenture.

  "Harperprints" means Harperprints, Inc., a North Carolina corporation.

  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary. A guarantee otherwise permitted by the Indenture to be incurred by the Company or a Subsidiary of Indebtedness incurred in compliance with the terms of this Indenture by the Company or a Subsidiary, as applicable, shall not constitute a separate incurrence of Indebtedness.

  "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or assets, or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of Property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property or assets (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;
(viii) any obligation of any other Person secured by (or for which the obligee hereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person; (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than endorsements of negotiable instruments in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Redeemable
Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided, further, that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

  "Indenture" means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this Indenture and any supplemental indenture the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any supplemental indenture.

  "Indirect Participant" means a Person who holds an interest through a Participant.

  "Initial Guarantors" means Master Graphics and all of Master Graphics' Subsidiaries (other than the Company) as of the close of business on the Issue Date.

  "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Morgan Keegan & Company, Inc.

  "Initial Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Notes authenticated and delivered under this Indenture other than Exchange Notes.

  "Institutional Accredited Investor" means an entity which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

  "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

  "Investment" means, with respect to any Person, any direct, indirect or contingent investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property or assets (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company or Master Graphics. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Value of the Property and assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

  "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

  "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in The City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

  "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

  "Master Graphics" means Master Graphics, Inc., a Tennessee corporation.

  "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or the Change of Control Payment Date or the purchase date established pursuant to the terms of this Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

  "Moody's" means Moody's Investors Service, Inc., or if Moody's Investors Services, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

  "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign, recording and local taxes payable, as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary).

  "Net Proceeds" means (a) in the case of any sale of Capital Stock by a Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions, and the like incurred in connection therewith and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of any Person which is not Redeemable Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company or Master Graphics, as applicable, upon such exchange, exercise, conversion or surrender) less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith.

  "New Credit Facility" means that certain credit facility to be entered into among the Company, Master Graphics, Harperprints and General Electric Capital Corporation, as agent.

  "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and
(b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

  "Notes" has the meaning set forth in the Recitals of this Indenture and more particularly means any of the Notes authenticated and delivered under this Indenture.

  "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon and, with respect to the Notes, Special Interest), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

  "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

  "Offering Memorandum" means the Offering Memorandum, dated December 8, 1998, relating to the Company's offering and placement of the Initial Notes.

  "Offering" means the Offering of the Initial Notes by the Company.

  "Officer" means, with respect to any Person, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice President of such Person.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, Master Graphics or a Subsidiary and delivered to the Trustee, which shall comply with this Indenture.

  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

  "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

  "Permitted Holders" means John P. Miller and any person related to him by kinship or marriage, trusts or similar arrangements established solely on the behalf of one or more of them, and partnerships and other entities that are controlled by them.

  "Permitted Indebtedness" means (a) Indebtedness of the Company under the Notes and the Indenture; (b) Indebtedness (and any guarantee thereof) under one or more credit or revolving credit facilities with a bank or financial institution or syndicate of banks or financial institutions, including the New Credit Facility, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed at the time of incurrence the greater of (i) $50.0 million or (ii) the Borrowing Base, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by Section 4.15; (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 4.12 and Section 4.13 and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 4.12 and Section 4.13 or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and
(ii) the notional principal amount of the Indebtedness and the amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date and listed on Schedule 1.1(a) attached hereto (excluding Indebtedness under the New Credit Facility and excluding Indebtedness being repaid with the proceeds of Notes being issued on the Issue
Date), (f) the Guarantees of the Notes (and any assumption of the Obligations guaranteed thereby); (g) Indebtedness of the Company or any Subsidiary in respect of bid and performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary Guarantor, in each case in the ordinary course of business and other than for an obligation for money borrowed; (h) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor; provided that upon any subsequent event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary Guarantor), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 4.12 and
Section 4.13 at the time the Subsidiary in question ceased to be a Subsidiary or on which such subsequent transfer occurred; (i) Indebtedness of the Company in connection with a purchase of the Notes pursuant to a Change of Control
Offer and guarantees of Subsidiaries of such Indebtedness of the Company, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Notes purchased pursuant to such Change of Control Offer, provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Notes and (B) does not mature prior to one year following the Stated Maturity of the Notes; (j) Permitted Refinancing Indebtedness; (k) Permitted Subsidiary Refinancing Indebtedness; and (l) additional Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to this Indenture of, or obligations permitted to be incurred pursuant to this Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

  "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States, or foreign branches thereof, having capital and surplus in excess of $500,000,000;
(b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P and at least "P-1" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of one year or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $500,000,000; (f) payroll advances in the ordinary course of business and other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loan, does not exceed $1,500,000 at any one time outstanding; (g) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by the covenant described in Section 4.15; (h) Investments made by the Company in Subsidiary Guarantors (or any Person that will be a Subsidiary and a Subsidiary Guarantor as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiary Guarantors (or any Person that will be a Subsidiary of the Company as a result of such Investment); (i) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; (j) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;
(k) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; (m) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and (n) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Issue Date and listed on Schedule 1.1(b) attached hereto.

  "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Notes and/or the Guarantees; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property or assets acquired or constructed after the Issue Date, provided that (l) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property or assets so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property or assets within 120 days of the date of the completion of the construction or acquisition of such Property for assets;
(j) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses
(a), (c) and (d), provided that such Lien does not extend to any other Property or assets of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (k) leases or subleases of real property to other Persons; (l) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (m) rights of off-set of banks and other Persons; (n) Liens in favor of the Company; (o) Liens securing Indebtedness described under clause
(b) of the definition of Permitted Indebtedness; and (p) Liens securing Senior Debt if at the time of the incurrence of such Indebtedness or the granting of such Liens, whichever is later to occur, and after the giving of pro forma effect to such incurrence of Indebtedness or granting of Liens, the Senior Debt to EBITDA Ratio does not exceed 4.0 to 1.0 until December 1, 2000 and thereafter does not exceed 3.75 to 1.0.

  "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness; provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Notes, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

  "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of Permitted Indebtedness, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Public Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company or Master Graphics for cash pursuant to an effective registration statement (other than on a Form S-4 or a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company or Master Graphics) under the Securities Act; provided that in the event of a Public Equity Offering by Master Graphics, Master Graphics contributes the Net Proceeds of such Public Equity Offering to the common equity of the Company.

  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

  "Record Date" means, for the interest payment on any Interest Payment Date, the date specified in Section 2.12 hereof.

  "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

  "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

  "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon, to the Redemption Date.

  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company, the Initial Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

  "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

  "Regulation S Permanent Global Note" means a permanent global senior note that contains the paragraph referred to in footnote 1, the phrase referred to in footnote 1 and the additional schedule referred to in footnote 5 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depositary or its nominee, representing the Initial Notes sold in reliance on Regulation S.

  "Regulation S Temporary Global Note" means a single temporary global senior note that contains the paragraphs referred to in footnotes 1 and 3, the phrase referred to in Footnote 4 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, in the form of the Note attached hereto as Exhibit A that is deposited with the Note Custodian and registered in the name of the Depositary or its nominee, representing the Initial Notes sold in reliance on Regulation S.

  "Related Business" means the general commercial printing business and any business reasonably complementary, related or ancillary thereto.

  "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

  "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility of the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

  "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

  "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company (including, without limitation, any such dividend, distribution or other payment made as a payment in connection with any merger or consolidation involving the Company), or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to purchase or acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Subsidiary Guarantor; (ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary Guarantor which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes or the Guarantees, as applicable; (iii) make any Restricted Investment in any Person; (iv) designate (other than pursuant to clause (xi) of the definition of Permitted Investments) a Subsidiary as an Unrestricted Subsidiary, provided that such a designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to include the designation of all of the subsidiaries of such Subsidiary that were Subsidiaries and (vi) forgive any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its Fair Market Value, except that in determining the amount of any Restricted Payment made under clause (iv) above, the amount of such Restricted Payment shall be equal to the greater of (i) the book value or (ii) the Fair Market Value of the Company's or Master Graphics', as applicable, direct and indirect proportionate interest in such Subsidiary on such date or the date of the acquisition by the Company or Master Graphics.

  "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

  "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Seller Notes" means unsecured, subordinated promissory notes issued by Master Graphics to the sellers of businesses acquired by Master Graphics and its subsidiaries, provided that after giving effect to such Asset Acquisitions, the Person so acquired becomes a Subsidiary Guarantor or the assets so acquired are held by the Company or a Subsidiary Guarantor.

  "Senior Debt" means any Indebtedness incurred by the Company or a Guarantor, as the case may be, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries or to Master Graphics or to any Affiliate, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

  "Senior Debt to EBITDA Ratio" means, at any time of determination, the ratio of (i) the aggregate amount of Senior Debt outstanding on the date of determination, other than Senior Debt secured by Permitted Liens described in clause (o) of the definition of Permitted Liens, to (ii) the aggregate amount of EBITDA of the Company and the Subsidiaries on a combined consolidated basis for the four fiscal quarters for which financial information is available immediately prior to date of determination; provided that any Senior Debt incurred or retired by the Company or any of the Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Senior Debt were so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Senior Debt to EBITDA Ratio would have the effect of increasing or decreasing Senior Debt or EBITDA in the future, Senior Debt or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of the Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Senior Debt as if such Asset Sale and related retirement of Senior Debt had occurred on the first day of such four fiscal quarter period or (z) if during such four fiscal quarter period the Company or any of the Subsidiaries shall have made any Asset Acquisition, EBITDA shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such four fiscal quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto shall be determined in good faith by a responsible financial or accounting officer of the Company.

  "Significant Subsidiary" means any Subsidiary Guarantor or any other Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

  "Special Interest" means all "special interest" owing pursuant to the Registration Rights Agreement.

  "Special Record Date" means a date fixed by the Trustee pursuant to Section
2.12 hereof for the payment of Defaulted Interest.

  "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

  "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary that is subordinated in right of payment to the Notes or the Guarantees, as the case may be.

  "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries or such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

  "Subsidiary" means a subsidiary of Master Graphics (or the Company, if the Company is no longer a Subsidiary of Master Graphics) other than an Unrestricted Subsidiary.

  "Subsidiary Guarantor" means a Guarantor that is a Subsidiary.

  "Tax Sharing Agreement" means that certain tax sharing agreement among the Company, Harperprints and Master Graphics.

  "Transaction Date" has the meaning specified within the definition of Consolidated Interest Coverage Ratio.

  "Transfer Restricted Notes" means Notes that bear or are required to bear the Private Placement Legend.

  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act except as required by Section 9.3 hereof, provided that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, if so required by such amendment, the Trust Indenture Act of 1939, as so amended.

  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

  "U.S. Global Note" means a permanent Global Note that contains the paragraphs referred to in footnote 1, in the phrase referred to in footnote 4 and the additional schedule referred to in footnote 5 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depositary or its nominee, representing Notes sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses
(i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

  "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respects to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is an non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S and any other similar international organizations, and their agencies, affiliates and pension plans.

  "Unrestricted Subsidiary" means any subsidiary of the Company or a Subsidiary that the Company has classified as an Unrestricted Subsidiary, and that has not been reclassified as a Subsidiary, pursuant to the terms of the Indenture.

  "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by Master Graphics or the Company, as the case may be, or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that Master Graphics or the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly Owned Subsidiary.

SECTION 1.2  Other Definitions.
             -----------------

                                                         Defined
          Term                                        in Section
          ----                                        ----------
          "Act"                                       11.6
          "Asset Sale Offer"                          4.15(b)
          "Asset Sale Offer Amount"                   4.15(c)
          "Asset Sale Offer Period"                   4.15(c)
          "Asset Sale Offer Purchase Price"           4.15(b)
          "Asset Sale Purchase Date"                  4.15(b)
          "Change of Control Offer"                    4.9(a)
          "Change of Control Purchase Price"           4.9(a)
          "Change of Control Offer Period"             4.9(a)
          "Change of Control Payment Date"             4.9(a)
          "Covenant Defeasance"                        9.3
          "DTC"                                        2.3
          "Defaulted Interest"                        2.12
          "Defeasance"                                 9.2
          "Event of Default"                           6.1
          "Excess Proceeds"                           4.15(b)
          "40-day restricted period"                   2.1(b)



          "Guaranteed Indebtedness"             4.18, 12.8
          "Interest Payment Date"                     2.12
          "Paying Agent"                               2.3
          "Payment Default"                            6.1(e)
          "Private Placement Legend"                 2.6(e)(i)
          "Process Agent"                            11.10
          "Registrar"                                  2.3
          "Required Filing Dates"                      4.6
          "Securities Register"                        2.3
          "Surviving Entity"                         5.1(a)(i)


SECTION 1.3  Incorporation By Reference of Trust Indenture Act.
             -------------------------------------------------

             Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

             The following Trust Indenture Act terms used in this Indenture have the following meanings:

             "indenture securities" means the Notes;

             "indenture security holder" means a Holder of a Note;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;

             "obligor" on the Notes means the Company or any other obligor on the Notes.

             All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them therein.

SECTION 1.4  Rules of Construction.
             ---------------------

             Unless the context otherwise requires:

             (1) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

             (2)  a term has the meaning assigned to it;

             (3) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (4)  "or" is not exclusive;

             (5) words in the singular include the plural, and in the plural include the singular;

             (6)  provisions apply to successive events and transactions;

             (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

             (8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles;

             (9) when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at Maturity;

             (10) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock; and

             (11) all references to amounts of money or $ mean U.S. Dollars.


                                  ARTICLE 2
                                  THE NOTES

SECTION 2.1  Form and Dating.
             ---------------

             (a) General. The Notes, together with the Trustee's certificate of authentication and the Guarantors' notation of Guarantees, shall be substantially in the form set forth in Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The Initial Notes and the Exchange Notes will be the same except that the Private Placement Legend and paragraph 18 will be omitted from the Exchange Notes.

             The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

             (b) Initial Notes. Initial Notes, with the notations of the Guarantees endorsed thereon, shall be issued in the form of one or more permanent Global Notes in definitive fully registered form without interest coupons. Notes offered and sold to QIBs in reliance on Rule 144A, shall be issued initially in the form of the U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Initial Senior Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.6(a)(ii) hereof). Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

             Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

             The provisions of the "Operating Procedures of the Euroclear Clearance System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

             Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

             (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

             The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Note Custodian.

             Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

             (d) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 3 and 4 thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Notes may be listed, as evidenced by the execution of such Notes.

             (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

             Subject to the provisions of this Article 2, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2  Execution and Authentication.
             ----------------------------

             Two Officers shall sign the Notes for the Company by manual or facsimile signature.

             If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

             A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

             The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $130,000,000 and (ii) Exchange Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Notes and certifying that all conditions precedent to the issuance of the relevant Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $130,000,000, except as provided in Section 2.7 hereof.

             The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3  Registrar and Paying Agent.
             --------------------------

             The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Notes may be presented for payment ("Paying Agent"), and (iii) and an office or agency where notices or demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co- registrars and one or more additional paying agents except as otherwise provided in this Indenture. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

             The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

             The Company initially appoints the Trustee (at the Corporate Trust Office of the Trustee) to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.4  Paying Agent to Hold Money in Trust.
             -----------------------------------

             The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, and Special Interest, if any, on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5  Holder Lists.
             ------------

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6  Transfer and Exchange.
             ---------------------

             (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (e) of this Section
2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

             (i) U.S. Global Note to Regulation S Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note.

                  If, at any time after the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Regulation S Global Note by the principal amount at Maturity of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.


             (ii) Regulation S Global Note to U.S. Global Note. Prior to the
                  expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary (or the Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Note Custodian wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section

                  2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and that a certificate in the form of Exhibit C attached hereto is attached thereto, together with, if the Company should so request or if the transfer is in respect of an aggregate principal amount of Notes less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable U.S. Global Note by the principal amount at Maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Note equal to the reduction in the aggregate principal amount at Maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

            (iii) U.S. Global Notes to Institutional Accredited Investor. If,
                  at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Senior Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this
                  Section 2.6, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the U.S. Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged,
                  (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary to be credited with such increase, and (3) a certificate in the form of Exhibit C hereto given by the proposed transferee, and, if the Company should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the Transferor attaches to such certificate), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the U.S. Global Note equal to the aggregate principal amount being transferred, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

             (b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Notes or to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                  in the case of Certificated Notes that are Transfer Restricted Notes, such request shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                  (B) if such Transfer Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                  (C) if such Transfer Restricted Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee in form reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

             (c) Transfer of a Beneficial Interests in Global Notes for Certificated Notes.

             (i) The Global Notes that are Transfer Restricted Notes or the Exchange Global Notes, as the case may be, shall be exchanged by the Company for one or more Certificated Notes representing Initial Notes or Exchange Notes, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Transfer Restricted Note or an Exchange Global Note, as the case may be, for one or more Certificated Notes representing Initial Notes or Exchange Notes, as the case may be; provided that the principal amount of each of such Certificated Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to
                  Section 2.1 hereof. All Certificated Notes or Exchange Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Notes issued pursuant to this Section 2.6(c)(i) shall include the Private Placement Legend, except as otherwise provided for by Section 2.6 hereof. Interests in a Global Note may not be exchanged for Certificated Notes other than as provided in this Section 2.6. If a beneficial interest in a Transfer Restricted Note is being transferred, the following additional documents and information must be submitted (including by facsimile):

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

                  (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of U.S. Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

             (ii) Certificated Notes issued in exchange for a beneficial interest in a U.S. Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the

                  Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

             (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

             (e)  Legends.

             (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                  (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

             (ii) Upon any sale or transfer of a Transfer Restricted Note
                  (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                  (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

            (iii) Upon any sale or transfer of a Transfer Restricted Note
                  (including any Transfer Restricted Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                  (A) in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                  (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof.

            (iv) By its acceptance of any Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and under the heading "Notice to Investors" in the Offering Memorandum and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

            (v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more unrestricted Global Notes in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Notes that are Transfer Restricted Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

            (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

            (g)   General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.9, 4.15 and 10.6 hereto).

            (iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

             (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Notes for redemption under
                  Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

             (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

             (vi) The Trustee shall authenticate Global Notes and Certificated
                  Notes in accordance with the provisions of Section 2.2 hereof.

Notwithstanding anything herein to the contrary, as to any certifications or certificates delivered to the Trustee or Registrar pursuant to this Section 2.6, the Trustee's or the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B-1 through B-4 and C attached hereto. The Trustee or Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7  Replacement of Notes.
             --------------------

             If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue, and the Trustee, upon the receipt of a Company Order, shall authenticate, a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, each Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

             Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8  Outstanding Notes.
             -----------------

             The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

             If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

             If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest (including Special Interest, if any) on it ceases to accrue.

             If the Paying Agent (other than the Company, a Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Special Interest, if any).

SECTION 2.9  Treasury Notes.
             --------------

             In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Notes.
             ---------------

             Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

             Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.
             ------------

             The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon the written request of the Company, return such cancelled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Payment of Interest; Interest Rights Preserved.
             ----------------------------------------------

             Interest (including Special Interest, if any) on any Note which is payable, and is punctually paid or duly provided for, on any December 1 or June 1 (an "Interest Payment Date"), commencing on June 1, 1999, shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

             Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

             (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Special Interest, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Securities Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the

Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

             (b) The Company may make payment of any Defaulted Interest (including Special Interest, if any), and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

             Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Note, shall carry the rights to interest (and Special Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13 Computation of Interest.
             -----------------------

             Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14 CUSIP Number.
             ------------

             The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

SECTION 3.1  Notices to Trustee.
             ------------------

             If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof and of the Notes, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2  Selection of Notes to be Redeemed.
             ---------------------------------

             If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

             The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3  Notice of Redemption.
             --------------------

             At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address as it appears in the Securities Register.

             The notice shall identify the Notes to be redeemed including CUSIP number and shall state:

             (a)  the Redemption Date;

             (b)  the Redemption Price;

             (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

             (d)  the name and address of the Paying Agent;

             (e) that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the Redemption Price;

             (f) that, unless the Company defaults in making such Redemption Payment, interest (and Special Interest, if any) on Notes (or portions thereof) called for redemption cease to accrue on and after the Redemption Date;

             (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

             (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

             At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the Redemption Date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4  Effect of Notice of Redemption.
             ------------------------------

             Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price including interest and Special Interest, if any, accrued and unpaid on the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. A notice of redemption may not be conditional.

SECTION 3.5  Deposit of Redemption Price.
             ---------------------------

             On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on (and Special Interest, if any, on) all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest (including Special Interest, if any) on, all Notes to be redeemed.

             If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest (and Special Interest, if any) shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Special Interest, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Special Interest, if any) shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6  Notes Redeemed in Part.
             ----------------------

             Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Note.

SECTION 3.7  Optional Redemption.
             -------------------

             (a) Except as set forth in subsection (b) of this Section 3.7, the Notes shall not be redeemable at the Company's option prior to December 1, 2002. On or after such date, the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount thereof) if redeemed during the twelve-month period beginning December 1 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any), due on the relevant Interest Payment Date):

       Year                                    Percentage

       2002.................................   105.750 %
       2003.................................   102.875 %
       2004 and thereafter..................   100.000 %

             (b)  Notwithstanding the provisions of subsection (a) of this
Section 3.7, at any time during the first 36 months after the Issue Date, the Company may at its option redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at a Redemption Price equal to 111.5% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

             (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.


                                  ARTICLE 4
                                  COVENANTS

SECTION 4.1  Payment of Notes.
             ----------------

             The Company shall pay or cause to be paid the principal of, premium, if any, and interest (and Special Interest, if any) on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest (and Special Interest, if any) shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 noon, New York Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (and Special Interest, if any) then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company will promptly notify the Trustee of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement and any cure thereof.

             The Company shall pay interest (including post-petition interest in any proceeding under any applicable Federal, state or foreign bankruptcy law) on Defaulted Interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2  Maintenance of Office or Agency.
             -------------------------------

             The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

             The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 hereof.

SECTION 4.3  Corporate Existence.
             -------------------

             Subject to the provisions of Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Company and the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.4  Maintenance of Properties and Insurance.
             ---------------------------------------

             (a) The Company shall cause all material Properties owned by or leased by it or any of the Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this
Section 4.4 shall prevent the Company or any of the Subsidiaries from discontinuing the use, operation or maintenance of any of such Properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Subsidiary so concerned, or of an officer (or other agent employed by the Company or of the Subsidiary so concerned) of the Company or a Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

             (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause the Subsidiaries, to the extent such Subsidiaries maintain operations, to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size.

SECTION 4.5  Compliance With Laws.
             --------------------

             The Company shall comply, and shall cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

SECTION 4.6  Reports.
             -------

             (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them; provided, however, if the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall not be required to file such reports and documents with the Commission under Section 13(a) or 15(d) of the Exchange Act (or any successor provisions thereto) so long as (i) Master Graphics files the reports and documents with the Commission under Section 13(a) or 15(d) of the Exchange Act that it is required to file, (ii) the Company is a Wholly Owned Subsidiary of Master Graphics (iii) revenue of Master Graphics and its consolidated subsidiaries (excluding the combined revenue of the

Company and Harperprints and their consolidated subsidiaries) shall not exceed for any financial quarter 2% of the consolidated revenue of Master Graphics and
(iv) the Company and Master Graphics are in compliance with the requirements set forth in the Commission's Staff Accounting Bulletin No. 53 or its successor. Notwithstanding the foregoing, all financial information relevant to the Holders of the Notes for the Company and its consolidated subsidiaries shall be disclosed as required and permitted by GAAP and Regulation S-X under the Exchange Act in the reports and documents filed with the Commission by Master Graphics or the Company, as the case may be. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all Holders of Notes, as their names and addresses appear in the applicable Security Register, without cost to such Holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed, or which Master Graphics has filed, with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

             (b) For so long as any Notes remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the last sentence of Section 4.6(a) for so long as the Notes are not freely transferred under the Securities Act.

SECTION 4.7  Taxes and Other Claims.
             ----------------------

             The Company shall pay, and shall cause each of the Subsidiaries to pay, prior to delinquency, (a) all material taxes, assessments, and governmental charges levied or imposed upon the Company or any of the Subsidiaries or upon the income, profits or property or assets of the Company or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property or assets of the Company or any of the Subsidiaries, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

SECTION 4.8  Stay, Extension and Usury Laws.
             ------------------------------

             The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.9  Change of Control.
             -----------------

             (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date. The Change of Control Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period").
On the first Business Day after the termination of the Change of Control Offer Period (the "Change of Control Payment Date"), the Company will purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes. If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest (to the extent involving interest that is due and payable on such Interest Payment
Date), if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest (or Special Interest, if any) (to the extent involving interest that is due and payable on such Interest Payment Date)) shall be payable to Holders who validly tender Notes pursuant to the Change of Control Offer.

             (b) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

             (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

             (ii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

             (iii) that any Note accepted for payment pursuant to the Change of
                   Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest and Special Interest, if applicable, after the Change of Control Payment Date;

             (iv) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest and Special Interest, if applicable;

             (v) that any Holder electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Purchase Date;

             (vi) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

             (vii) the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

             (c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit by 12:00 noon, New York City time, on such date with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Notes so validly tendered and not properly withdrawn the Change of Control Purchase Price for such Notes.

             (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

             Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.9, the Trustee shall act as the Paying Agent.

             (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

             (f) The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

SECTION 4.10 Transactions With Affiliates.
             ----------------------------

             Subsequent to the Issue Date, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company, other than transactions among the Company and the Subsidiary Guarantors, unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate, and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $1,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above, and (b) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $3,000,000, the Company delivers an opinion as to the fairness from a financial point of view to the Company or such Subsidiary issued by an investment banking firm of nationally recognized standing or other independent appraisal firm or expert of nationally recognized standing that is qualified, in the reasonable and good faith judgment of the Board of Directors, to perform the task for which it has been engaged. The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such Person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance) or (ii) the making of any Restricted Payment otherwise permitted by this Indenture, (iii) transactions and agreements existing on the Issue Date and described in the Offering Memorandum under the caption "--Certain Transactions" and (iv) loans to officers and employees of the Company and the Subsidiaries made in the ordinary course of business and in furtherance of the Company's business in an aggregate amount not to exceed $1,500,000 at any one time outstanding.

SECTION 4.11 Limitation on Restricted Payments.
             ---------------------------------

             (a) The Company shall not, and shall not permit any Subsidiary to, make any Restricted Payment, directly or indirectly, unless at the time of and after giving effect to the proposed Restricted Payment, (i) no Default shall have occurred and be continuing (or would result therefrom), (ii) the Company could incur at least $1.00 of additional Indebtedness under the test described in the first sentence of Section 4.12 and (iii) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (A) 50% (or if such Consolidated Net Income of the Company shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income of the Company accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, minus
(B) 100% of the amount of any writedowns, write- offs and other negative extraordinary charges not otherwise reflected in Consolidated Net Income of the Company during such period, plus (C) an amount equal to the aggregate Net Proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) subsequent to the Issue Date, plus (D) 100% of the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company, any of its Subsidiaries or any Subsidiary Guarantor, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company or Master Graphics, subsequent to the Issue Date, plus
(E) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income of the Company), in each case to the Company, any Subsidiary Guarantor or any Subsidiary of the Company from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company, such Subsidiary Guarantor or such Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

             (b) The provisions of Section 4.11(a) above shall not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture; (B) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock) or Capital Stock of Master Graphics, or out of the Net Proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock) or Capital Stock of Master Graphics, provided that the Net Proceeds from any such sale of Capital Stock of the Company are excluded from computations under clause (a)(iii)(C) of this Section to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (C) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary Guarantor solely in exchange for, or out of the Net Proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary Guarantor, so long as such Subordinated Indebtedness is permitted under the covenant described in Sections 4.12 and 4.13 and (x) is subordinated to the Notes or the applicable Guarantee at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; (D) Investments in any Person engaged in the Related Business in an aggregate amount not to exceed $2,000,000; (E) payments to Master Graphics or any other Person in respect of which Master Graphics or such other Person is a member of the consolidated tax group of the Company or any Subsidiary Guarantor, as applicable, for so long as Master Graphics or such other Person owns such amount of the Capital Stock of Master Graphics, the Company or such Subsidiary Guarantor, as applicable, as will permit it or a member of the consolidated tax group of Master Graphics or such other Person to be entitled to file consolidated federal tax returns with the Company or such Subsidiary Guarantor, for income taxes pursuant to the Tax Sharing Agreement or for the purpose of enabling Master Graphics or such other Person or any such member to pay taxes other than income taxes, to the extent actually owned and attributable to the operations of the Company and the Subsidiary Guarantors or such other Person's ownership thereof; (F) payments to Master Graphics for so long as it owns not less than a majority of the outstanding Common Stock of the Company or a Subsidiary Guarantor, in amounts sufficient to pay the ordinary operating and administrative expenses of Master Graphics (including all reasonable professional fees and expenses), including in connection with its complying with its reporting obligations (including filings with the Commission and any exchange on which Master Graphics' securities are traded) and obligations to prepare and distribute business records in the ordinary course of business and Master Graphics' costs and expenses relating to taxes, other than those referred to in clause (E) (which taxes are attributable to the operations of the Company or any Guarantor or to ownership thereof); provided that the aggregate payments paid in each fiscal year pursuant to this clause
(F) will not exceed $2,500,000; (G) any dividend, obligation or other payment by any Subsidiary on shares of its Common Stock that is paid pro rata to all holders of such Common Stock; (H) so long as no Default or Event of Default shall have occurred and be continuing, dividends, distributions and other payments to Master Graphics for the sole purpose of making scheduled interest payments on Seller Notes in an aggregate amount not to exceed $1,000,000; and
(I) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company, or by Master Graphics so long as the Company is a Wholly Owned Subsidiary of Master Graphics, of Capital Stock (other than Preferred Stock) of the Company or the Subsidiary Guarantors from officers and employees of the Company or the Subsidiary Guarantors or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1,000,000 in any calendar year. Notwithstanding the foregoing, the amount available for Investments in a Person engaged in the Related Business pursuant to clause (D) of the preceding sentence may be increased by the aggregate amount received by the Company and the Subsidiaries from such a Person on or before such date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such a Person (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income of the Company). Restricted Payments permitted to be made as described in the first sentence of this Section 4.11(b) will be excluded in calculating the amount of Restricted Payments thereafter for purposes of clause (iii) of Section 4.11(a), except that amounts expended pursuant to clause (A) (but only if the declaration thereof has not been counted in a prior period), payments made pursuant to clause (E) (other than to the extent otherwise reducing Consolidated Net Income of the Company), any dividends, distributions or other payments made to a Person other than the Company or a Wholly Owned Subsidiary permitted to be made pursuant to clause
(F) and any repurchases of Capital Stock of the Company or Master Graphics, as applicable, permitted to be made pursuant to clause (G) will be included in calculating the amount of Restricted Payments thereafter and except that any such Restricted Payments permitted to be made pursuant to clause (D) will be included in calculating the amount of Restricted Payments made pursuant to such clause (D) thereafter.

             (c) For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

             (d) If the Board of Directors of the Company designates a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of the Subsidiaries as an Unrestricted Subsidiary pursuant to
Section 4.19, all outstanding Investments by the Company and the Subsidiaries in the subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.11(a)(iii) above.

SECTION 4.12 Limitation on Indebtedness.
             --------------------------

             The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.0 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness which such Person is permitted thereby to incur. Any Indebtedness of a Person existing at the time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time at which it becomes a Subsidiary.

SECTION 4.13 Limitation on Subsidiary Indebtedness and Preferred Stock.
             ---------------------------------------------------------

             The Company shall not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock except:

             (a) Indebtedness or Preferred Stock issued to and held by the Company or a Subsidiary Guarantor, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company or a Subsidiary Guarantor shall be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

             (b) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by Master Graphics (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

             (c) Indebtedness or Preferred Stock outstanding on the Issue Date and listed in Schedule 4.13 attached hereto;

             (d) Indebtedness permitted to be incurred by the first sentence of the covenant described in Section 4.12 and Indebtedness described in clauses
(b), (c), (d), (e), (f), (g), (h), (i) and (l) under the definition of "Permitted Indebtedness";

             (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary; and

             (f) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this Section 4.13.

SECTION 4.14  Limitation on Dividends and Other Payment Restrictions Affecting
              ----------------------------------------------------------------
Subsidiaries.
------------

              The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any of its Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary Guarantor, (b) pay any Indebtedness owed to the Company or any Subsidiary Guarantor, (c) make loans or advances to the Company or any Subsidiary Guarantor or (d) transfer any of its Property or assets to the Company or any Subsidiary Guarantor except any encumbrance or restriction contained in any agreement or instrument:

             (i)   existing on the Issue Date;

             (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and are not created in anticipation of such acquisition;

             (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by Master Graphics or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

             (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii) of this Section, so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

             (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

             (vi) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

             (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of or Property and assets of such Subsidiary; or

             (viii) governing Indebtedness permitted to be incurred hereunder, provided that the terms and conditions of any such restrictions and encumbrances are not materially more restrictive than those contained in this Indenture.

SECTION 4.15 Limitation on Asset Sales.
             -------------------------

             (a) The Company shall not engage in, and shall not permit any Subsidiary to engage in, any Asset Sale unless: (i) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property or asset; (ii) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); (iii) after giving effect to such Asset Sale, the total non-cash consideration held by the Company from all such Asset Sales does not exceed $2,000,000; and (iv) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i), (ii) and (iii). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale
(x) to the acquisition of one or more Replacement Assets or (y) to repurchase or repay Senior Debt of the Company or a Subsidiary Guarantor (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 270 days after the consummation of the relevant Asset Sale; provided, further, that any such Net Available Proceeds that are applied to the acquisition of Replacement Assets useful in the business of the Company or any of its Subsidiaries, or the Subsidiary making such Asset Sale, pursuant to any binding agreement relating thereto shall be deemed to have been applied for such purpose within such 270-day period so long as they are so applied within 30 days of the effective date of such agreement.

             (b) Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 270 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $5,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all

Holders of Notes and holders of Senior Debt, if and to the extent the Company is required by the instruments governing such Senior Debt to make such an offer, to purchase Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal of the Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Section 4.15. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

             (c) The Asset Sale Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). On the Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this Section
4.15 (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes. If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest (or Special Interest (to the extent involving interest that is due and payable on such Interest Payment Date), if any) shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

             (d) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

             (i)   that the Asset Sale Offer is being made pursuant to this
                   Section 4.15 and the Asset Sale Offer Period during which the Asset Sale Offer shall remain open;

             (ii) the Asset Sale Offer Amount, the Asset Sale Offer Purchase Price and the Asset Sale Purchase Date;

             (iii) that any Notes which are not validly tendered or are not otherwise accepted for payment shall continue to accrue interest and Special Interest, if applicable;

             (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if applicable, after the Asset Sale Purchase Date;

             (v) that any Holder electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least (1) one Business Day before the Asset Sale Purchase Date;

             (vi) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, no later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

             (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

             (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

             (e) On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn,
(2) deposit by 12:00 noon New York City time, on such date with the Paying Agent an amount equal to Asset Sale Offer Amount, plus accrued and unpaid interest, and Special Interest, if any, in respect of all Notes, or portions thereof, so accepted and (3) shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.15. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the Asset Sale Offer Purchase Price of the Notes validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase. Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount at Maturity of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global

Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale offer on the Asset Sale Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

             (f) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

SECTION 4.16 Limitation on Sale and Lease-Back Transactions.
             ----------------------------------------------

             The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to, any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the covenants described in Sections 4.12, 4.13 and 4.17.

SECTION 4.17 Limitation on Liens.
             -------------------

             The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property or assets of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Notes or the Guarantees, as applicable, shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

SECTION 4.18 Limitation on Guarantees by Subsidiaries.
             ----------------------------------------

             The Company shall not permit any Subsidiary which is not already a Subsidiary Guarantor, directly or indirectly, to guarantee any Indebtedness of the Company or Master Graphics or any other Obligor ("Guaranteed Indebtedness") unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee. If the Guaranteed Indebtedness is pari passu with the Notes or, if the Guaranteed Indebtedness was incurred by Master Graphics, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Notes. Notwithstanding the foregoing, any Guarantee by a Subsidiary that was incurred pursuant to the terms of the preceding sentence (but not otherwise) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Subsidiary's Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

SECTION 4.19 Unrestricted Subsidiaries.
             -------------------------

             (a) The Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of Master Graphics or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.12 and (ii) such designation is at the time permitted under Section 4.11. Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

             (b) The Company shall not, and shall not permit any Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary Guarantor) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.12 and (ii) no Default or Event of Default would occur.

             (c) Subject to the preceding provisions of this Section 4.19, an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with the preceding provisions of this Section 4.19 shall be made by the Board of Directors of the Company pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

SECTION 4.20 Limitations on Line of Business.
             -------------------------------

             Neither the Company nor any of the Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

SECTION 4.21 Compliance Certificate; Notice of Default or Event of Default.
             -------------------------------------------------------------

             (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate (which shall be signed by Officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, if any, or Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

             (b)  The year-end financial statements delivered pursuant to
Section 4.6(a) hereof shall be accompanied by a written statement of the independent public accountants of the Company or Master Graphics, as applicable, (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof (except that, such written statement need not address the Company's compliance with the provisions of Sections 4.2, 4.5, 4.6, 4.8, 4.9, 4.10 or 4.22 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days after, any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

             (d) For purposes of this Section 4.21, compliance shall be determined without required by any period of grace or requirement of notice under this Indenture.

SECTION 4.22 Prohibition on Company and Guarantors Becoming an Investment
             ------------------------------------------------------------
Company.
-------

             None of the Company or the Subsidiary Guarantors shall become an "Investment Company" as defined in the Investment Company Act of 1940, as amended.

                                  ARTICLE 5
             CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

SECTION 5.1  Consolidation, Merger, Conveyance, Lease or Transfer
             ----------------------------------------------------

             (a) The Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company in which the Company is the continuing corporation), continue in a new jurisdiction or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

             (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (including Special Interest, if any) on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

             (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

             (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

             (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the

                   Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test described in the first sentence of Section 4.12.

     The provision of clause (iv) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and its Subsidiaries, taken as a whole, into the Company.

             (b) In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

             (c) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company in this Indenture; and when a Surviving Person duly assumes all of the Obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such Obligations.

SECTION 5.2  Successor Corporation Substituted.
             ---------------------------------

             Upon any consolidation or merger by the Company with or into any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal, premium, if any, and interest and Special Interest, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.1 hereof.

             If the Surviving Entity shall have succeeded to and been substituted for the Company, such Surviving Entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Surviving Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes which such Surviving Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

             In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

             For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.


                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

SECTION 6.1  Events of Default.
             -----------------

             Each of the following is an "Event of Default" hereunder:

             (a) default in the payment of interest on, or Special Interest with respect to, any Note issued pursuant to this Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

             (b) default in the payment of the principal of (or premium, if any, on) any Note issued pursuant to this Indenture at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Note as required;

             (c) the Company fails to comply with any of its covenants or agreements contained in Sections 4.9, 4.11, 4.12, 4.13, 4.15, 4.16, 4.21(c) and
5. 1;

             (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Notes;

             (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Subsidiaries (or the payment of which is guaranteed by the Company or any of the Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

             (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

             (g)  the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

             (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or
        (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or
        (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

             (ii) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with this Indenture).

SECTION 6.2  Acceleration.
             ------------

             If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Notes, may declare the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (and Special Interest, if any) on all such Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of such Notes), and upon any such declaration all amounts payable in respect of the Notes will become and be immediately due and payable. If any Event of Default specified in clause
(g) or (h) of Section 6.1 occurs, the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (including Special Interest, if any) on, the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as provided in this Indenture.

             After any such acceleration, but before a judgment or decree based on acceleration, Holders of a majority in principal amount at Stated Maturity of the outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if:

             (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

             (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7;

             (ii) all overdue installments of interest and Special Interest, if any, on, and any other amounts due in respect of, all Notes;

             (iii) the principal of (and premium, if any, on) any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes and this Indenture; and

             (iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Notes and this Indenture;

             (b) all Events of Default, other than the nonpayment of principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4;

             (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

             (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

             No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3  Other Remedies.
             --------------

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, on, if any, any interest on, Special Interest, if any, on, and any other amounts owing and unpaid on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  Waiver of Past Defaults.
             -----------------------

             Subject to Section 6.7 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) an existing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest and Special Interest, if any, on, the Notes (including in connection with an offer to purchase) or (ii) an existing Default or Event of Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  Control By Majority.
             -------------------

             The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 hereof, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6  Limitation on Suits.
             -------------------

             No Holder of any Note shall have the right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees or the Notes, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

             (a) the Holder of a Note has given to the Trustee written notice of a continuing Event of Default;

             (b) a Holder or Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

             (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

             (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

             (e) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7  Rights of Holders of Notes to Receive Payment.
             ---------------------------------------------

             Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on, and interest and Special Interest, if any, on, the Notes held by such Holder, on or after the respective due dates expressed in the Note or this Indenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  Collection Suit by Trustee.
             --------------------------

             If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, on, interest and Special Interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9  Trustee May File Proofs of Claim.
             --------------------------------

             The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any Obligor upon the Notes, or to the creditors or property or assets of the Company, any Guarantor or any other Obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

             (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest, Special Interest, if any, and any other amounts owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Company or other Obligor upon the Notes, or to the creditors or property of the Company, any Guarantor, or any such other Obligor,

             (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

             (c) to collect and receive any moneys or other Property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

             In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

SECTION 6.10 Priorities.
             ----------

             If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

             First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

             Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (premium, if any), interest, and Special Interest, if any, respectively; and

             Third: to the Company or to the Guarantors or to such other party as a court of competent jurisdiction shall direct.

             The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

SECTION 6.11 Undertaking For Costs.
             ---------------------

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

SECTION 6.12 Restoration of Rights and Remedies.
             ----------------------------------

             If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13 Rights and Remedies Cumulative.
             ------------------------------

             Except as otherwise provided in Section 2.7 hereof, no right or remedy conferred herein, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14 Delay or Omission Not Waiver.
             ----------------------------

             No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE 7
                                   TRUSTEE

SECTION 7.1  Duties of Trustee.
             -----------------

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

             (b)  Except during the continuance of an Event of Default:

             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

             (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

             (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

             (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

             (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.2  Rights of Trustee.
             -----------------

             (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

             (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

             (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

             (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

             (f) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Special Interest) or 6.1(b), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification; provided that the Trustee shall comply with the "automatic stay" provisions contained in U.S. bankruptcy laws, if applicable. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

             (g) Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

             (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

             (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 7.3  Individual Rights of Trustee.
             ----------------------------

             The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4  Trustee's Disclaimer.
             --------------------

             The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5  Notice of Defaults.
             ------------------

             If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the mandatory repurchase provisions of such Notes, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6  Reports by Trustee to Holders of the Notes.
             ------------------------------------------

             Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

             A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7  Compensation and Indemnity.
             --------------------------

             The Company shall pay to the Trustee promptly from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to by the parties from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including the costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

             The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

             The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

             To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall be a Permitted Lien and survive the satisfaction and discharge of this Indenture.

             When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy laws.

             The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8  Replacement of Trustee.
             ----------------------

             A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

             The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. If at any time:

             (a) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

             (b) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

             (c) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the U.S. bankruptcy laws, as now or hereinafter constituted, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

             (d) the Trustee shall commence a voluntary case under the U.S. bankruptcy laws, as now or hereafter constituted, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action; or

             (e)  the Trustee becomes incapable of acting,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

             If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Company of its resignation or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  Successor Trustee by Merger, Etc.
             ---------------------------------

             If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the Surviving Entity without any further act shall be the successor Trustee.

             In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification.
             -----------------------------

             There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

             This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against the Company.
             -----------------------------------------------------

             The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE 8
                          SATISFACTION AND DISCHARGE

SECTION 8.1  Satisfaction and Discharge.
             --------------------------

             This Indenture shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer, substitution or exchange of Notes herein expressly provided for, the Company's obligations under Sections 7.7 and 8.4 hereof, the Company's rights of optional redemption under Article 3 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

             (a)  either

             (i) all outstanding Notes have been delivered to the Trustee for cancellation, or

             (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Special Interest, if any) to the date of deposit or Maturity or date of redemption;

             (b) the Company has paid or caused to be paid all sums then due and payable by the Company under this Indenture; and

             (c) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in this Indenture.

             Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 2.13, 7.7, 7.8,
8.2, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in Section
8.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

             In order to have money available on a payment date to pay principal (and premium, if any, on) or interest (and Special Interest, if any) on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest (and Special Interest, if any) at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2  Application of Trust Money.
             --------------------------

             All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in non-callable U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Special Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.3  Repayment of the Company.
             ------------------------

             The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

             The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4  Reinstatement.
             -------------

             If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Guarantors' obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of their Obligations, the Company or such Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE 9
                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.1  Option to Effect Defeasance or Covenant Defeasance.
             --------------------------------------------------

             The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 9.2 or 9.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

SECTION 9.2  Defeasance and Discharge.
             ------------------------

             Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes, this Indenture and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Company and the Guarantors shall be deemed to have satisfied all of their obligations under such Notes, this Indenture and the Guarantees (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

             (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in
Section 9.4, payments in respect of the principal and of and any premium and interest (including Special Interest, if any), on such Notes when payments are due, (but not the Change of Control Purchase Price or the Asset Sale Offer Price).

             (b) the Company's obligations with respect to such Notes under Sections 2.6, 2.7, 2.10, and 4.2 hereof,

             (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

             (d)  Article 3 hereof, and

             (e)  this Article 9.

Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under
Section 9.3 hereof.

SECTION 9.3  Covenant Defeasance.
             -------------------

             Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, (i) the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from its obligations under the covenants contained in Sections 4.4, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and
4.20 and Section 5.1(iv) hereof and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof with respect to the outstanding Notes and (ii) the occurrence of any event specified in Section 6.1(c) or 6.1(d) hereof, with respect to any of Sections 4.4, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 and Section
5.1(iv) hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this
Section 9.3 on and after the date on which the conditions set forth in Section
9.4 hereof are satisfied, and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 6.1(c) or 6.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, the Guarantees and the Notes shall be unaffected thereby.

SECTION 9.4  Conditions to Defeasance or Covenant Defeasance.
             -----------------------------------------------

             The following shall be the conditions to the application of either
Section 9.2 or 9.3 hereof to the outstanding Notes:

             In order to exercise either Defeasance or Covenant Defeasance:

             (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) money in an amount, or
(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any, on) and any installment of interest on and Special Interest, if any, on the Notes at the Maturity thereof or Redemption Date therefor in accordance with the terms of this Indenture and the Notes;

             (b) in the case of an election under Section 9.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

             (c) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

             (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 9 concurrently with such incurrence) or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day);

             (e) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

             (f) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (f) that all Notes are in default within the meaning of such Act);

             (g) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

             (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

             (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

             (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.5  Deposited Money and U.S. Government Obligations To Be Held in
             -------------------------------------------------------------
Trust; Other Miscellaneous Provisions.
-------------------------------------

             Subject to Section 9.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof.

             Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 9.6  Repayment to the Company.
             ------------------------

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.7  Reinstatement.
             -------------

             If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 9.2 or 9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or 9.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest, Special Interest, if any, on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 10
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.1 Without Consent of Holders of Notes.
             -----------------------------------

             Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

             (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Notes and of the Guarantors contained in this Indenture and the Guarantees,

             (b) to add to the covenants of the Company, for the benefit of Holders, or to surrender any right or power conferred upon the Company or the Guarantors by this Indenture,

             (c)  to add any additional Events of Default,

             (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes,

             (e) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee,

             (f)  to secure the Notes and/or the Guarantees,

             (g) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Indenture, provided that such actions will not adversely affect the interests of Holders in any material respect,

             (h) to add or release any Guarantor pursuant to the terms of this Indenture, or

             (i) to comply with the requirements of the Commission to effect or maintain he qualification of the Indenture under the Trust Indenture Act.

             Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.7 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.2 With Consent of Holders of Notes.
             --------------------------------

             Except as provided below in this Section 10.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at Stated Maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or, interest on, or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

             Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.7 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

             It shall not be necessary for the consent of the Holders of Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

             (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

             (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of this Indenture, or certain Defaults hereunder;

             (c) modify the Obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales;

             (d) subordinate in right of payment the Notes or the Guarantees to any other Indebtedness;

             (e) amend, supplement or otherwise modify the provisions of this Indenture relating to Guarantees or

             (f) make any change in Sections 6.4 or 6.7 or modify any of the provisions of this Section 10.2 (except to increase any percentage set forth therein or herein).

             Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

             It shall not be necessary for the consent of the Holders of Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.3 Effect of Supplemental Indentures.
             ---------------------------------

             Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.4 Compliance with Trust Indenture Act.
             -----------------------------------

             Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 10.5 Revocation and Effect of Consents.
             ---------------------------------

             (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

             (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 10.6 Notation on or Exchange of Notes.
             --------------------------------

             The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

             Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.7 Trustee to Sign Supplemental Indentures.
             ---------------------------------------

             The Trustee shall sign any supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor a Guarantor may sign a supplemental Indenture until the Board of Directors of such Person approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that:

             (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

             (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

             (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and by-laws of the Company or any Guarantor, or
(iii) any material agreement or instrument to which the Company or any Guarantor is subject and of which such counsel is aware;

             (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

             (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

             (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

SECTION 10.8 Payment for Consent.
             -------------------

             Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 11
                                MISCELLANEOUS

SECTION 11.1 Trust Indenture Act Controls.
             ----------------------------

             If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2 Notices.
             -------

             Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

             If to the Company or any Guarantor:
             Premier Graphics, Inc. c/o Master Graphics, Inc.
             6075 Poplar, Suite 401
             Memphis, Tennessee 38119
             Telephone No.: (901) 685-2020

             Attention: Lance T. Fair
             Telephone No.: (901) 685-2020
             Telecopier No.: (901) 685-3600

             If to the Trustee:
             United States Trust Company of New York
             114 West 47th Street, 25th Floor
             New York, New York 10036

             Attention: Corporate Trust Division
             Telephone No.: (212) 852-1662
             Telecopier No.: (212) 852-1626

             The Company, the Guarantors, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register kept by the Registrar and shall be given if so sent within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; a notice or communication, however, shall not be effective unless, in the case of the Company, the Guarantors or the Trustee, actually received.

             If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 11.3 Communication By Holders of Notes With Other Holders of Notes.
             -------------------------------------------------------------

             Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4 Certificate and Opinion as to Conditions Precedent.
             --------------------------------------------------

             Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee, to the extent required by this Indenture or the Trust Indenture
Act:

             (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

             (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

             In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.5 Statements Required in a Certificate or Opinion.
             -----------------------------------------------

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

             (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

             (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

SECTION 11.6 Acts of Holders.
             ---------------

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

             (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Securities Register.

             (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become pursuant to the provisions of this Indenture not later than eleven months after the record date.

             (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

              (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 11.7  Rules by Trustee and Agents.
              ---------------------------

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

SECTION 11.8  No Personal Liability of Directors, Officers, Employees and
              -----------------------------------------------------------
Stockholders.
------------

              No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.9  Governing Law.
              -------------

              THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 11.10 Agent for Service; Submission to Jurisdiction; Waiver of
              --------------------------------------------------------
Immunities.
----------

              By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent") currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture, the Guarantees, or the Notes or brought under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and irrevocably waives, to the fullest extent that it may effectively and lawfully do so, any obligation to the laying of venue of any such suit, action or proceeding and the defense of an inconvenient forum to the maintenance of any such suit action or proceeding in such court, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such suit, action or proceeding. The Company and the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and the Guarantors may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.10 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.10. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and each Guarantor appointed and acting in accordance with this Section 11.10.

              To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its Obligations under this Indenture, the Guarantees and the Notes, to the extent permitted by law.

SECTION 11.11 No Adverse Interpretation of Other Agreements.
              ---------------------------------------------

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Guarantors or the Company's Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12 Successors.
              ----------

              All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantors shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13 Severability.
              ------------

              In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14 Counterpart Originals.
              ---------------------

              The parties may sign any number of copies of this Indenture and by the parties thereto in separate counterparts. Each of which when signed shall be deemed to be an original, but all of them together represent the same agreement.

SECTION 11.15 Table of Contents, Headings, Etc.
              ---------------------------------

              The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                  ARTICLE 12
                                  GUARANTEES

SECTION 12.1  Guarantors.
              ----------

              (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors, together with each Subsidiary of the Company which in accordance with Sections 4.18 and 12.8(a) hereof is required in the future to guarantee the Obligations of the Company and the Guarantors under the Notes, the Guarantees and this Indenture upon execution of a supplemental indenture, hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder irrespective of the validity or enforceability of this Indenture or the Notes or the Obligations of the Company and the Guarantors under this Indenture, that: (i) the principal of, premium, if any, any interest, and Special Interest, if any, on the Notes (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.1(g) and (h)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and any other amounts due in respect of the Notes, and all other Obligations of the Company and the Guarantors, including the Company's obligations under the New Credit Facility to the Holders of the Notes under this Indenture, the Notes and the Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon Change of Control Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Notes shall constitute an Event of Default under each Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the Guarantors and each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor.

             (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations under this Indenture or the Notes and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

             (c) The Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Company, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

             (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (or Special Interest, if any) on any Obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

             (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, on or interest (or Special Interest, if any) on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

             (f) Until such time as the Notes and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under each Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Notes and all other amounts payable under this Indenture and each Guarantee upon the Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Guarantee thereafter arising.

             (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.1 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 12, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in
Article 6, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of each Guarantee.

             (h) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Notes and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Guarantees.

             (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 12.2 Limitation on Liability.
             -----------------------

             The Obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 12.3 Execution and Delivery of Guarantees.
             ------------------------------------

             To further evidence its Guarantee set forth in Section 12.1 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in Section
12.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 12.4 When A Guarantor May Merge, Etc.
             --------------------------------

             Each Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its Property and assets to the Company or another Guarantor without limitation, except to the extent any such transaction is subject to Section 5.1 hereof. Each Guarantor may consolidate with or merge into or sell all or substantially all of its Property and assets to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor), provided that (a) if the surviving Person is not the Guarantor, the surviving Person agrees to assume such Guarantor's Guarantee and all its Obligations pursuant to this Indenture (except to the extent the provisions of Section 12.7(a) would result in the release of such Guarantee) and (b) such transaction does not (i) violate any of the covenants described in Article 4 hereof or (ii) result in a Default or Event of Default being in existence or continuing immediately thereafter.

SECTION 12.5 No Waiver.
             ---------

             Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.6 Modification.
             ------------

             No modification, amendment or waiver of any provision of this
Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.7 Release of Guarantor.
             --------------------

             (a) Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Property and assets) to a Person other than the Company, Master Graphics or another Guarantor and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in clause (b) of Section 12.4 and as described in Section 4.15 hereof), such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guarantee and the related Obligations set forth in this Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Subsidiary shall also terminate or be released upon such sale or other disposition. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Guarantee and the related Obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

             (b) Any Guarantee by a Subsidiary (including an Initial Guarantor) shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by the Company, the Guarantors, if any, and the Trustee, upon the release or discharge of the guarantee which resulted in the creation of such Subsidiary's Guarantee and all other guarantees of the Obligations of any Obligor on the Notes, except a discharge or release by, or as a result of, payment under such guarantee.

SECTION 12.8 Future Guarantors; Execution of Supplemental Indentures for Future
             ------------------------------------------------------------------
Guarantors.
----------

             (a) The Company may not permit any Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any other Obligor ("Guaranteed Indebtedness") unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee. If the Guaranteed Indebtedness is pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Notes.

             (b) Any Subsidiary that guarantees any Indebtedness of the Company or another Obligor is required pursuant to Section 12.8(a) or 4.18 hereof to become a Guarantor and the Company shall cause each such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations of the Company under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                PREMIER GRAPHICS, INC.



                                By:  /s/ John P. Miller
                                     ----------------------------
                                Name:  John P. Miller
                                Title:  President


                                UNITED STATES TRUST COMPANY OF
                                NEW YORK, as Trustee


                                By:  /s/ Jason Gregory
                                     ----------------------------
                                Name:  Jason Gregory
                                Title   Vice President

Each of the following entities as Guarantors:

MASTER GRAPHICS, INC.



By: /s/ Lance T. Fair
    -----------------------------------------
Name: Lance T. Fair
Title: Vice President/Chief Executive Officer



HARPERPRINTS, INC.

By: /s/ John P. Miller
    -----------------------------------------
Name: John P. Miller
Title: President

                                  SCHEDULE A
                              Initial Guarantors



MASTER GRAPHICS, INC.
HARPERPRINTS, INC.

                                (Face of Note)             Exhibit A
                                                           ---------


[THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO PREMIER GRAPHICS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE IS EXCHANGEABLE FOR A NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTES.]/1/

[THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

-----------------------------------
/1/  These paragraphs should be included if the Notes are issued in global form.

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]/2/

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF

-----------------------------------
/2/ These paragraphs (the Private Placement Legend) should be omitted upon the exchange of Initial Notes for Exchange Notes in the Exchange Offer or upon the registration of Initial Notes pursuant to the Registration Rights Agreement.

INTEREST HEREON PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S PERMANENT GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE.]/3/

-----------------------------------
/3/ This should be included only if the Note is a Regulation S Temporary Global Note.

                         11 1/2% Senior Notes due 2005

                            PREMIER GRAPHICS, INC.

No.
CUSIP No.
                                                            $___________________


          PREMIER GRAPHICS, INC. promises to pay to _______________________ or registered assigns, the principal sum of ___________________ United States Dollars, [or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto]4 on [_________], 2005.


          Interest Payment Dates: June 1 and  December 1
          Record Dates: May 15 and November 15

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.



--------------------------
4  This is included on Global Notes only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date written below.


                                        PREMIER GRAPHICS, INC.


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        By:
                                           -----------------------------------
Dated:                                  Name:
      ------------------                     ---------------------------------
                                        Title:
                                              --------------------------------

Certificate of Authentication:
This is one of the Notes
referred to in the within-mentioned
Indenture:

United States Trust Company of New York
as Trustee

By:
   ------------------------------
        Authorized Signatory

                               (Reverse of Note)

                          11 1/2% Senior Note due 2005

          Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

          1. Interest. Premier Graphics, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum until Maturity and shall pay Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest, if any, and Special Interest, if any, semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Federal, State or foreign bankruptcy law) on overdue installments of interest ("Defaulted Interest"), and Special Interest, if any, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except Defaulted Interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, interest and Special Interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of December 11, 1998 ("Indenture") between the Company, the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $130,000,000 in aggregate principal amount (subject to Section 2.7 of the Indenture). This Note is one of the Notes referred to in the Indenture.

          5. Optional Redemption. (a) Except as set forth in clause 5(b) of this Note, the Notes shall not be redeemable at the Company's option prior to December 1, 2002. On or after such date, the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of principal amount thereof) if redeemed during the twelve-month period beginning December 1 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any), due on the relevant Interest Payment Date):

       Year                                   Percentage

       2002                                    105.750%
       2003                                    102.875%
       2004 and thereafter                     100.000%

          (b) Notwithstanding the provisions of clause (a) of this clause 5, at any time during the first 36 months after the Issue Date, the Company may at its option redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at a Redemption Price equal to 111.5% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

          (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the Redemption Date interest (including Special Interest, if any) ceases to accrue on Notes or portions thereof called for redemption.

          6. Mandatory Redemption. Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes prior to the maturity date.

          7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase such Holder's Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date on the terms described in the Indenture.

          Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Special Interest, if any) from and after the Change of Control Purchase Date.

          (b) If at any time the Company or any Subsidiary engages in an Asset Sale as result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $5,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all Holders of Notes and holders of Senior Debt, if and to the extent the Company is required by the instruments governing such Senior Debt to make such an offer, to purchase Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal amount of the Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

  Within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

          8. Denominations; Transfer and Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture will, without the consent of the Holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder, (c) modify the Obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment the Notes or the Guarantees to any other Indebtedness, (e) amend, supplement or otherwise modify the provisions of the Indenture relating to Guarantees or (f) make any changes in Sections 6.4 or 6.7 of the Indenture or modify any of the provisions of this clause (except to increase any percentage set forth therein or herein).

          11.  Defaults and Remedies. Events of Default include in summary form:
(i) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Sections 4.9, 4.11, 4.12, 4.13, 4.15, 4.16, 4.21(c) or 5.1 of the
Indenture; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000 or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (ix) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force as effect (except pursuant to the release of any Guarantee in accordance with the Indenture).

          Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Special Interest, if any) if it determines that withholding notice is in their interest. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes then outstanding waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium, if any, on, interest on, and, if any, on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          12. Defeasance Prior to Maturity or Redemption. The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Notes, of (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Notes, money in an amount, or
(C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Special Interest, if any) on, such Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Notes.

          13. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or a Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Premier Graphics, Inc.
          6075 Poplar, Suite 401
          Memphis, Tennessee 38119
          Telephone No.: (901) 685-2020
          Attention: Lance T. Fair
          Telephone No.:   (901) 685-2020
          Telecopier No.:   (901) 685-3600

                                 GUARANTEE

     Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (and Special Interest, if any), on the Notes, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (and Special Interest, if any), on the Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Notes and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

     Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article 12 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

     The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, State or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under any such applicable bankruptcy law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

     The Guarantee shall be binding upon each Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.



                 [Remainder of page intentionally left blank.]

MASTER GRAPHICS, INC.



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


HARPERPRINTS, INC.



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.


_______________________________________________________________________________

Date:  ________________________

Your signature: __________________________________
(Sign exactly as your name appears on the face of this Note)


Signature Guarantee:

                      Option of Holder to Elect Purchase


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 or 4.15 of the Indenture, check the box below:

              [ ]  Section 4.9          [ ]  Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.15 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):
$__________________

                           Your Signature:
                                          -----------------------------------
                                          (Sign exactly as your name appears on
                                          the Note)

Signature Guarantee:       Social Security or Tax Identification No.:
                                                                      --------

                                   SCHEDULE A

                      CHANGES IN PRINCIPAL AMOUNT OF NOTE/5/



          The following changes in the principal amount of this Global Note have been recorded:


                                                                     Principal Amount of this
                     Amount of decrease in   Amount of increase in          Global Note            Signature of
                      Principal Amount of     Principal Amount of     following such decrease    authorized officer
Date of Transaction     this Global Note       this Global Note           (or increase)              of Trustee
-------------------  ---------------------   ---------------------    -----------------------    -------------------
















-------------------------
/5/  This should only be included if the Note is issued in global form.

                                                                   Exhibit B-1
         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (Pursuant to Section 2.6(a)(1) of the Indenture)


United States Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

          Re: 11 1/2% Senior Notes due 2005 of Premier Graphics, Inc.

          Reference is hereby made to the Indenture, dated as of December 11, 1998 (the "Indenture"), between Premier Graphics, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S.$___________ principal amount of Notes which are evidenced by one or more U.S. Global Notes and held with the Depositary in the name of _____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

          In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

          (1) The offer of the Notes was not made to a person in the United States and, if the 40-day restricted period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Notes being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Notes may be offered or sold during the 40-day restricted period only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

          (2)  either:

               (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

               (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

          (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

          Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Note for a beneficial interest in a Regulation S Global Note. The resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Morgan Keegan & Company, Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]

                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
Title:
      ---------------------
Dated:
      ---------------------
cc:  Premier Graphics, Inc.
     Initial Purchasers

                                                                    Exhibit B-2


         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM REGULATION S GLOBAL NOTE TO U.S. GLOBAL NOTE
               (Pursuant to Section 2.6(a)(ii) of the Indenture)


United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

          Re: 11 1/2%  Senior Notes due 2005 of Premier Graphics, Inc.

          Reference is hereby made to the Indenture dated as of December 11, 1998 (the "Indenture"), between Premier Graphics, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $____________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes and held with the Depositary through Euroclear or Cedel in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more U.S. Global Notes, to be held with the Depositary.

          In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                 [CHECK ONE]

o such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                 or

[ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

[ ] the Surrendered Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                 or

o such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                 or

o such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                 or

o such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

          Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in U.S. Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Notes pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporations, Prudential Securities Corporation and Morgan Keegan & Company, Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]



                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------


Dated: _______________________

cc:  Premier Graphics, Inc.
     Initial Purchasers

                                                                    Exhibit B-3

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                              OF DEFINITIVE NOTES
                 (Pursuant to Section 2.6(b) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

          Re: 11 1/2% Senior Notes due 2005 of Premier Graphics, Inc.

          Reference is hereby made to the Indenture dated as of December 11, 1998 (the "Indenture"), between Premier Graphics, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This relates to $_________ principal amount of Notes which are evidenced by one or more Certificated Notes in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Note(s) in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                 [CHECK ONE]

o the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                 or

o    the Surrendered Notes are being transferred to the Company;

                                 or

o the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                 or

o the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                 or

o the Surrendered Notes are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                 or

o the Surrendered Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;
                                 or

o the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                 or

o such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Morgan Keegan & Company, Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]



                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

Dated: ________________________

cc:  Premier Graphics, Inc.
     Initial Purchasers

                                                                     Exhibit B-4

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
          FROM U.S. GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                              TO DEFINITIVE NOTE
                 (Pursuant to Section 2.6(c) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

          Re: 11 1/2% Senior Notes due 2005 of Premier Graphics, Inc.

          Reference is hereby made to the Indenture dated as of December 11, 1998 (the "Indenture"), between Premier Graphics, Inc.. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to $_____________ principal amount of Notes which are evidenced by a beneficial interest in one or more U.S. Global Notes or Regulation S Permanent Global Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such surrendered Notes hereby certifies that:

                                 [CHECK ONE]

o the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                 or

o the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                 or

o the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                 or

o such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                 or

o the Surrendered Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                 or

o the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;
                                 or

o the Surrendered Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Morgan Keegan & Company, Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]



                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------


Dated: ________________________

cc:  Premier Graphics, Inc.
     Initial Purchasers

                                                                     Exhibit C

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention: Corporate Trust Administration

          Reference is hereby made to the Indenture, dated as of December 11, 1998 (the "Indenture"), between Premier Graphics, Inc., as issuer, and Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          In connection with our proposed purchase of $________________ aggregate principal amount of:

     (a)  o    Beneficial interests, or

     (b)  o    Certificated Notes,

we confirm that:

               (i) we are an entity which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

               (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

               (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

               (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

               (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

          We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any notes, that (A) such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and
(B) that we will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this paragraph.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Morgan Keegan & Company, Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                              ____________________________________
                                    (Name of Purchaser)
                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------

                              Title:
                                    ------------------------------
                              Address:
                                      ----------------------------

                             CROSS-REFERENCE TABLE*


Trust Indenture
 Act Section                                               Indenture Section
310(a)(1)..................................................  7.10
  (a)(2)...................................................  7.10
  (a)(3)...................................................  N.A.
  (a)(4)...................................................  N.A.
  (b)......................................................  7.3; 7.8; 7.10
  (c)......................................................  N.A.
311(a).....................................................  7.11
  (b)......................................................  7.11
  (c)......................................................  N.A.
312(a).....................................................  2.5
  (b)......................................................  11.3
  (c)......................................................  11.3
313(a).....................................................  7.6
  (b)(1)...................................................  N.A.
  (b)(2)...................................................  7.6
  (c)......................................................  7.6; 11.2
  (d)......................................................  7.6
314(a).....................................................  4.6; 4,22; 11.2
  (b)......................................................  N.A.
  (c)(1)...................................................  11.4, 11.5
  (c)(2)...................................................  7.2; 11.4; 11.5
  (c)(3)...................................................  N.A.
  (d)......................................................  N.A.
  (e)......................................................  10.5
  (f)......................................................  N.A.
315(a).....................................................  7.1(a)
  (b)......................................................  4.22; 7.5; 11.4
  (c)......................................................  7.1
  (d)......................................................  7.1
  (e)......................................................  6.11
316(a)(last sentence)......................................  2.9
  (a)(1)(A)................................................  6.5
  (a)(1)(B)................................................  6.4
  (a)(2)...................................................  N.A.
  (b)......................................................  6.7
317(a)(1)..................................................  6.3; 6.8
  (a)(2)...................................................  6.9
  (b)......................................................  2.4
318(a).....................................................  11.1


                           ---------------
N.A. means not applicable.
*  This Cross-Reference Table is not part of the Indenture.